EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-123658 on Form S-8 of Prudential Bancorp, Inc. of Pennsylvania of our report dated December 21, 2012, relating to our audits of the consolidated financial statements which appear in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K of Prudential Bancorp, Inc. of Pennsylvania for the year ended September 30, 2012.

/s/ SR Snodgrass, A.C.

Wexford, Pennsylvania
December 21, 2012